UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 9, 2024
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard	Seattle	Washington	98188
(Address of Principal Executive Offices)			(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	ALK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This document is also available on our website at http://investor.alaskaair.com.

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

(a) Alaska Air Group, Inc.'s (the "Company") Annual Meeting of Stockholders was held on May 9, 2024.

(b) At the Annual Meeting, all 10 director nominees were elected for one-year terms expiring on the date of the Annual Meeting in 2025. The results of the voting with respect to the election of directors were as follows:

Proposal 1. Election of nominees for the Board of Directors:

Board Nominees	For	Against	Abstain	Broker Non Votes
Patricia M. Bedient	88,755,365	1,815,943	154,300	13,852,129
James A. Beer	84,436,674	6,124,618	164,316	13,852,129
Raymond L. Conner	88,875,790	1,684,799	165,019	13,852,129
Daniel K. Elwell	89,745,232	811,540	168,836	13,852,129
Kathleen T. Hogan	88,850,419	1,716,515	158,674	13,852,129
Adrienne R. Lofton	89,150,033	1,413,086	162,489	13,852,129
Benito Minicucci	89,720,646	845,605	159,357	13,852,129
Helvi K. Sandvik	89,165,106	1,398,416	162,086	13,852,129
J. Kenneth Thompson	87,138,725	3,425,292	161,591	13,852,129
Eric K. Yeaman	88,395,439	2,160,791	169,378	13,852,129

The results of voting on Proposals 2 and 3 were as follows:

Proposal 2.  A board proposal seeking an advisory vote to approve the compensation of the Company’s Named Executive Officers:

Number of Votes
For	87,006,968
Against	3,212,798
Abstain	505,842
Broker Non-votes	13,852,129

Proposal 3. A board proposal seeking ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for fiscal year 2024:

Number of Votes
For	102,609,568
Against	1,735,406
Abstain	232,763
Broker Non-votes	N/A

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: May 13, 2024

/s/ Kyle B. Levine
Kyle B. Levine
Senior Vice President, Legal, General Counsel and Corporate Secretary